UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2008

GUARANTY FINANCIAL GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	Commission File Number	74-2421034
(State or other jurisdiction of incorporation or organization)	001-33661	(I.R.S. Employer Identification No.)

1300 MoPac Expressway South

Austin, Texas 78746

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (512) 434-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On October 16, 2008, the Board of Directors (the “Board”) of Guaranty Financial Group Inc. (“Guaranty”) approved the termination of the Rights Agreement, dated as of December 11, 2007, between Guaranty and Computershare Trust Company, N.A. (the “Rights Agreement”). The Rights Agreement is described in Guaranty’s Current Report on Form 8-K filed on December 11, 2007, which is incorporated by reference herein.

The Board’s decision to terminate the Rights Agreement was made as part of its ongoing review and improvement of Guaranty’s corporate governance and not in connection with any pending or anticipated transaction.

The termination of the Rights Agreement will be effectuated through an amendment to the Rights Agreement which changes the final expiration date of the rights issued pursuant to the Rights Agreement (the “Rights”) from December 11, 2017 to October 24, 2008. Accordingly, the Rights will expire as of the close of business on October 24, 2008, and the Rights Agreement will be terminated and will be of no force and effect as of that time. The Rights will be de-listed from the New York Stock Exchange and de-registered under the Securities Exchange Act of 1934.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY FINANCIAL GROUP INC.
Date: October 17, 2008	By:	/s/ Scott A. Almy
Name: Scott A. Almy
Title: Executive Vice President, General Counsel and Secretary